First China Pharma Appoints James McTevia to Board of Directors

HONG KONG--(Marketwire -06/26/12)- First China Pharmaceutical Group, Inc. (FCPG) ("First China" or the "Company") is very pleased to announce and welcome the appointment, effective immediately, of Mr. James V. McTevia to the Company's Board of Directors.

For over 50 years, he and the other professionals from his firm, McTevia & Associates, have provided a high level of individual service to their clients specializing in mergers and acquisitions, business restructuring, refinancing, management reorganization and transition. Over his extensive years of experience, Mr. McTevia has developed the ability to consistently gain management support to face change head-on and his skill as a diplomat is highly sought after by shareholders and professionals involved in counseling businesses in transition.

Mr. McTevia's management experience includes the ownership and operation of a variety of business ventures in addition to a hands-on background in banking including commercial and industrial finance. His career spans a variety of positions with the following; McTevia & Associates, Chairman & Managing Member; Creative Capital, LLC, Managing Member; Michigan Mutual, Inc. Advisor to Board of Directors; MMI International Insurance Member; First Preferred Funding Managing Member; Variety Food Services, Board of Directors; SIR Corp. (a publically traded REIT), Board of Directors, Audit Committee; International Investment Company Chairman; Paragon Resources' President; Paragon Steel Corporation, Assistant Secretary/Treasurer and Director of Credit; Automatic Sprinkler Corporation of America, Assistant Director of Credit; Peninsular Steel Corporation, Assistant Credit Manager; Michigan National Bank, Lending Officer; E.M. Doty Discount Commercial Finance Corporation, Director of Southern Regional Operations.

Mr. McTevia holds an Honorary Doctorate Degree in Business. He is an accomplished and prolific author, a frequent lecturer to business and professional groups and is often quoted by the national media. His bylined articles appear regularly in leading business, legal and financial trade publications throughout the country.

First China Pharmaceutical's CEO Mr. Zhen Jiang Wang states, "We are very pleased to welcome Mr. McTevia to our team. We feel certain his breadth of experience and unique insights will prove immensely beneficial. As we grow, transformative change can occur at any time as opportunities arise. We place great value on the ability to make the right decisions at the right time, especially when windows of opportunity may be limited. The added agility Mr. McTevia brings to these matters is simply one more way in which we aim to stay proactive in our business dealings."

Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

About First China Pharmaceutical Group, Inc. (FCPG)

First China Pharmaceutical Group, Inc. aims to develop a high growth pharmaceutical distribution company generating significant revenue from the sale of healthcare products in China. As part of its business strategy, the Company has acquired the assets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), which includes a strategic advantage over its competitors as it is one of a handful of pharmaceutical distribution companies in Yunnan Province that has obtained government approval to market and fill orders using the internet. First China Pharmaceutical Group plans to continue the rapid growth of the company from its current position as a provider of approximately 7,100 drugs to more than 4,700 pharmacies, hospitals and clinics in China's Yunnan Province. For more information visit: www.firstchinapharma.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development of new business opportunities, acquisition strategies, speed of the processing management system, ability to eliminate false transactions and fraudulent activity, national distribution expansion, growth opportunities, future operations, revenue, profits, gross margins and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
First China Pharmaceutical Group, Inc.
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Zhen Jiang Wang
Chairman and CEO

Contact:

Evergreen Investor Relations, Inc.
Phone: 1-888-518-3274
Email: info@firstchinapharma.com
Web: www.firstchinapharma.com